                                                                      EXHIBIT 21

                         AIRGAS, INC. AND SUBSIDIARIES




Corporation Name                          Domicile

AIRGAS BEVERAGE SERVICE, INC.             DE

AIRGAS BEVERAGE SYSTEMS INC.              DE

AIRGAS BREATHING AIR SYSTEMS, INC.        DE

AIRGAS CANADA, INC.                       CAN

AIRGAS CARBONIC ENTERPRISES, INC.         DE

AIRGAS CARBONIC INDUSTRIES, INC.          DE

AIRGAS CARBONIC WEST, INC.                DE

AIRGAS DIRECT INDUSTRIAL, INC.            DE

AIRGAS HOUSTON, INC.                      DE

AIRGAS INTERNATIONAL, INC.                VI

AIRGAS MANAGEMENT, INC.                   DE

AIRGAS MANAGEMENT (INDIA) PVT. LTD.       INDIA

AIRGAS NEW ENGLAND REAL ESTATE,           DE
 INC.

AIRGAS NORTHEAST, INC                     DE

AIRGAS ONTARIO, INC.                      CAN

AIRGAS REALTY, INC.                       DE

AIRGAS SAFETY, INC.                       DE

AIRGAS (SINGAPORE) PTE LTD.               SINGAPORE

AIRGAS SPECIALTY GASES, INC.              TX

AIRGAS TEXAS, INC.                        DE

AMERICAN CARBIDE AND CARBON               DE
CORPORATION

ATNL, INC.                                DE

BAY AIRGAS, INC.                          DE


BHORUKA GASES LTD                         INDIA

CASCADE AIRGAS, INC.                      DE

CENTRAL STATES AIRGAS, INC.               DE

CYLINDER LEASING CORP.                    DE

DELTA AIRGAS, INC.                        DE

ELKEM AMERICA JOINT VENTURE               PA

EMPIRE AIRGAS, INC.                       DE

FORAIR, INC.                              DE

GATEWAY AIRGAS, INC.                      DE

G.S. PARSONS, CO.                         CA

GREAT LAKES AIRGAS, INC.                  DE

GREAT WESTERN AIRGAS, INC.                DE

GULF STATES AIRGAS, INC.                  DE

INDUSTRIAL GASES OF WICHITA, INC.         KS

KAAMOOL AIRGAS, LTD                       THAILAND

KEYSTONE AIRGAS, INC.                     PA

MAURITIUS INDUSTRIAL GASES, INC.          MAURITIUS

MICHIGAN AIRGAS, INC.                     DE

MID AMERICA AIRGAS, INC.                  DE

MOUNTAIN AIRGAS, INC.                     DE

MOUNTAIN STATES AIRGAS, INC.              DE

NATIONAL WELDERS SUPPLY CO., INC. (JV)    NC

NEJD PIPELINE CO., INC.                   DE

NITROUS OXIDE CORP.                       DE

NORTHERN GASES, INC.                      DE

PACIFIC AIRGAS, INC.                      DE

POLASKA AIRGAS SP. Z o.o..                POLAND

POLIGAZ, S.A.                             POLAND

POST AIRGAS, INC.                         DE

POTOMAC AIRGAS, INC.                      VA


RED-D-ARC, INC.                           NV

RED-D-ARC LIMITED                         CAN

RUTLAND TOOL & SUPPLY CO, INC.            CA

SIERRA AIRGAS, INC.                       DE

SODA LEASING, INC.                        DE

SOONER AIRGAS, INC.                       DE

SOUTHEAST AIRGAS, INC.                    DE

SOUTHERN CALIFORNIA AIRGAS, INC.          DE

SOUTHWEST AIRGAS, INC.                    DE

TRINITY AIRGAS, INC.                      DE

TRISTATE AIRGAS, INC.                     DE

US AIRGAS, INC.                           DE

WESTWIND COMPANY                          PA



02/03/97